FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
January 19, 2022	Emlen Harmon, Senior Managing Director - Investor Relations
212.309.7646
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the fourth quarter and full year of 2021. Reporting record diluted earnings per share available to common stockholders in the fourth quarter of 2021 of $0.57 (as reported) and $0.64 (as adjusted).
Key Performance Highlights
▪GAAP net income available to common stockholders was $109.6 million.
▪Adjusted net income was $121.9 million, an all-time high, and an increase of 22.4% over the linked quarter.
▪Adjusted PPNR, excluding accretion income,1, 2 was $130.8 million; an increase of $10.1 million, or 8.4%, versus the linked quarter. For the full year, adjusted PPNR was $499.6 million in 2021 compared to $493.6 million in 2020.
▪Reported tax equivalent net interest margin excluding accretion income1 was 3.23% compared to 3.25% in the linked quarter.
▪Cost of funding liabilities was unchanged from the linked quarter at 19 bps; earning asset yields decreased by three bps to 3.49%.
▪Total core deposits were $22.8 billion, down 2.5% verses the linked quarter as a result of seasonal municipal outflows, and up 6.2% from a year ago.
▪Total commercial loans were $19.9 billion, an increase of $127.1 million, or 0.6%, compared to the linked quarter. In the fourth quarter of 2021 our commercial teams originated $1.4 billion of loans, the highest level in our history.
▪Released $20.0 million from ACL for portfolio loans given decreases in NPLs and criticized and classified loans.
▪NPLs decreased by $48.6 million to $156.9 million; ACL / portfolio loans of 1.30% and ACL / NPLs of 177.4%.
▪TCE / TA1 was 10.69% and tangible book value per common share1 was $15.50, an increase of 11.8% from a year ago.
▪Anticipated closing date of merger with Webster Financial Corporation (“Webster”) is February 1, 2022.
▪Declared fourth quarter dividend per common share of $0.07.

Results for the Three Months ended December 31, 2021 vs. December 31, 2020

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	December 31, 2020	December 31, 2021	Change % / bps	December 31, 2020	December 31, 2021	Change % / bps
Total assets	$29,820,138	$29,659,471	(0.5)%	$29,820,138	$29,659,471	(0.5)%
Total portfolio loans, gross	21,848,409	21,356,956	(2.2)	21,848,409	21,356,956	(2.2)
Total deposits	23,119,522	22,814,875	(1.3)	23,119,522	22,814,875	(1.3)
PPNR[1,2]	122,474	126,183	3.0	130,257	130,821	0.4
Net income available to common	74,457	109,625	47.2	94,323	121,912	29.2
Diluted EPS available to common	0.38	0.57	50.0	0.49	0.64	30.6
Net interest margin	3.33%	3.27%	(6)	3.38%	3.32%	(6)
Tangible book value per common share[1]	$13.87	$15.50	11.8	$13.87	$15.50	11.8
Results for the Three Months ended December 31, 2021 vs. September 30, 2021

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	September 30, 2021	December 31, 2021	Change % / bps	September 30, 2021	December 31, 2021	Change % / bps
PPNR[1,2]	$121,416	$126,183	3.9%	$120,734	$130,821	8.4%
Net income available to common	93,715	109,625	17.0	99,589	121,912	22.4
Diluted EPS available to common	0.49	0.57	16.3	0.52	0.64	23.1
Net interest margin	3.30%	3.27%	(3)	3.35%	3.32%	(3)
Operating efficiency ratio[3]	50.7	51.1	40	45.4	44.6	(80)
Allowance for credit losses (“ACL”) - loans	$309,915	$278,232	(10.2)	$309,915	$278,232	(10.2)
ACL to portfolio loans	1.46%	1.30%	(16)	1.46%	1.30%	(16)
ACL to NPLs	150.8	177.4	27	150.8	177.4	27
Tangible book value per common share[1]	$15.03	$15.50	3.1	$15.03	$15.50	3.1

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 19.
2. PPNR represents pretax pre-provision net revenue. PPNR and PPNR excluding accretion income are non-GAAP measures and are measured as net interest income plus non-interest income less operating expenses before tax.

3. Operating efficiency ratio is a non-GAAP measure. See page 24 for an explanation of the operating efficiency ratio.

PEARL RIVER, N.Y. – January 19, 2022 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and twelve months ended December 31, 2021. Net income available to common stockholders for the three months ended December 31, 2021 was $109.6 million, or $0.57 per diluted share, compared to net income available to common stockholders of $93.7 million, or $0.49 per diluted share, for the linked quarter ended September 30, 2021, and net income available to common stockholders of $74.5 million, or $0.38 per diluted share, for the three months ended December 31, 2020.

Net income available to common stockholders for the year ended December 31, 2021 was $396.9 million, or $2.07 per diluted share, compared to net income available to common stockholders of $217.9 million, or $1.12 per diluted share, for the year ended December 31, 2020.

Chief Executive Officer’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We are pleased with our results for the fourth quarter of 2021, which delivered record levels of adjusted net income, EPS and adjusted EPS, and tangible book value per share. Our strong performance included continued improvement in our credit outlook, an increase in our net interest income of $3.5 million, growth in key commercial portfolios, driven by record commercial originations of $1.4 billion, while maintaining a stable net interest margin, and continued optimization of our funding base in anticipation of our merger with Webster, which we expect to close by February 1, 2022.

“Adjusted PPNR was $130.8 million in the fourth quarter compared to $120.7 million in the third quarter, and was $499.6 million for the full year 2021, compared to $493.6 million in 2020. In addition to the $3.5 million increase in net interest income, fee income grew by $8.4 million in the period, which included $5.3 million in gains from our venture equity investments. Adjusted operating expenses increased $4.0 million, mainly due to higher compensation accruals, stock-based compensation expense and an increase in information technology expense. These increases were partially offset by a decline of $3.6 million in other expenses.

“Our net interest income was $217.4 million in the fourth quarter, compared to $213.8 million in the linked quarter, in line with the 2.5% quarter over quarter increase in earning assets. Our net interest margin excluding accretion income was 3.23%, a decline of two basis points from the linked quarter, a result of continued downward pressure on securities yields and an increase in average balances of short-term assets. At December 31, 2021, our total commercial loans were $19.9 billion, an increase of $127.1 million, or 0.6% over the linked quarter, driven mainly by traditional C&I loans and public sector finance portfolios. We experienced a decline in mortgage warehouse loans in line with the rising rate environment and lower mortgage refinancing activity. Excluding mortgage warehouse loans, commercial loans were up 2.0% quarter over quarter. Our total core deposits were $22.8 billion, which represented a decrease of $583.5 million compared to the linked quarter. The decline in core deposits was mainly due to seasonal municipal deposit outflows. In the fourth quarter, we further reduced our reliance on brokered and wholesale deposits, which declined $537.6 million and were less than $6.0 million at year end.

“In our fee-based businesses, client activity and transaction volumes continued to build from pandemic lows. In the fourth quarter, adjusted non-interest income was $40.9 million, an increase of $10.0 million from the linked quarter. Relative to the linked quarter, we saw growth in fee income in our syndications, payroll finance and factoring, and derivatives businesses.

“In the fourth quarter, our adjusted non-interest expenses increased $4.0 million to $115.3 million, and our adjusted operating efficiency ratio was 44.6%. The expense increase reflects an increase in incentive compensation, and continued investments in our digital platforms and back-office automation, as well as in our organic asset generation capabilities.

“As of December 31, 2021, our allowance for credit losses - portfolio loans was $278.2 million, or 1.30% of total portfolio loans and 177.4% of non-performing loans, a decrease from the $309.9 million allowance we reported at the end of the third quarter. We released $20.0 million from our allowance for credit losses - loans in the quarter, based on the decline in non-performing loans and criticized and classified loans and the continued improvement in the macro economic environment.

“We continue to build on our already strong capital position. At December 31, 2021, our tangible book value per common share was $15.50, an increase of 11.8% over a year ago. Our tangible common equity to tangible assets ratio was 10.69% and our Tier 1 leverage ratio was 11.42%. We declared our regular dividend of $0.07 on our common stock, payable on February 18, 2022 to holders of record as of January 24, 2022.

“Since the announcement of our definitive merger agreement with Webster Financial Corporation on April 19, 2021, we have been actively engaged with our partners at Webster to design a comprehensive integration plan that prioritizes our commitment to value creation, providing best-in-class service to our customers and continued adherence to the highest standards of risk governance. We received Federal Reserve approval for the merger on December 17, 2021 and anticipate merging with and into Webster Financial Corporation by February 1, 2022. We continue to be confident in the merits of our proposed combination, and we believe this merger will be beneficial to our clients, stockholders and colleagues.

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $109.6 million, or $0.57 per diluted share, for the fourth quarter of 2021, included the following items:
▪merger-related expense of $7.7 million, which included additional compensation expense related to personnel retention and integration efforts and professional fees related to merger integration planning and diligence;
▪a pre-tax charge of $2.6 million related to our real estate consolidation strategy; and
▪the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $148 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders for the fourth quarter of 2021 was $121.9 million, or $0.64 per diluted share. In the fourth quarter of 2021, we increased our estimated effective tax rate for full year 2021 by 1.1% to 21.1%, which resulted in an effective income tax rate of 23.9% for the fourth quarter.

Non-GAAP financial measures include the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 19.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	December 31, 2020	September 30, 2021	December 31, 2021	Y-o-Y	Linked Qtr
Interest and dividend income	$242,610	$225,089	$228,672	(5.7)%	1.6%
Interest expense	20,584	11,252	11,318	(45.0)	0.6
Net interest income	$222,026	$213,837	$217,354	(2.1)	1.6

Accretion income on acquired loans	$8,560	$6,197	$5,769	(32.6)%	(6.9)%
Yield on loans	3.90%	3.79%	3.80%	(10)	1
Tax equivalent yield on investment securities[4]	2.94	2.77	2.74	(20)	(3)
Tax equivalent yield on interest earning assets[4]	3.69	3.52	3.49	(20)	(3)
Cost of total deposits	0.22	0.11	0.10	(12)	(1)
Cost of interest bearing deposits	0.29	0.14	0.14	(15)	—
Cost of borrowings	3.35	3.87	3.69	34	(18)
Cost of interest bearing liabilities	0.43	0.25	0.25	(18)	—
Total cost of funding liabilities[5]	0.33	0.19	0.19	(14)	—
Tax equivalent net interest margin[6]	3.38	3.35	3.32	(6)	(3)

Average loans, including loans held for sale	$21,879,511	$20,629,138	$20,912,552	(4.4)%	1.4%
Average commercial loans	19,992,074	19,093,778	19,372,639	(3.1)	1.5
Average investment securities	4,155,784	4,320,243	4,363,146	5.0	1.0
Average cash balances	331,587	604,396	911,674	174.9	50.8
Average total interest earning assets	26,522,991	25,705,007	26,338,797	(0.7)	2.5
Average deposits and mortgage escrow	23,849,187	23,151,444	23,581,300	(1.1)	1.9
4. Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
5. Includes interest bearing liabilities and non-interest bearing deposits.
6. Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

Fourth quarter 2021 compared with fourth quarter 2020
Net interest income was $217.4 million for the quarter ended December 31, 2021, a decrease of $4.7 million compared to the fourth quarter of 2020. This was mainly due to a decline in accretion income and a decline in average interest earning assets between the periods. The impact of these two factors was substantially offset by a decline in interest expense. Other key components of changes in net interest income were the following:
▪The average balance of commercial loans declined $619.4 million, mainly due to a $773.7 million decline in mortgage warehouse, runoff from our equipment finance portfolio totaling $339.8 million and a $164.7 million decline in asset-based lending loans. In addition, during the year we sold commercial loans totaling $328.6 million.
▪The tax equivalent yield on interest earning assets decreased 20 basis points to 3.49%, as legacy assets repriced and securities and other short-term assets comprised a greater portion of our earning assets.
▪Loan yields declined from 3.90% in the fourth of 2020 to 3.80% in the fourth quarter of 2021 as a result of continued downward pressure on yields, resulting from the competitive lending environment created by fiscal stimulus and other measures taken in response to the economic slowdown and were also impacted by lower accretion income.
▪Accretion income on acquired loans was $5.8 million in the fourth quarter of 2021, compared to $8.6 million in the fourth quarter of 2020, a decline of $2.8 million.
▪Average investment securities were $4.4 billion, or 16.6%, of average total interest earning assets for the fourth quarter of 2021 compared to $4.2 billion, or 15.7%, of average total interest earning assets for the fourth quarter of 2020. The tax equivalent yield on investment securities was 2.74% for the fourth quarter of 2021 compared to 2.94% for the same period last year. The decline in yield on investments was mainly a result of an increase in US Treasury securities held in our portfolio, as well as from runoff in the portfolio being backfilled at lower yields.
▪Total interest expense was $11.3 million, a decline of $9.3 million compared to the fourth quarter of 2020. This was mainly due to lower interest expense paid on deposits and short-term borrowings and repayment of higher cost borrowings.
▪The cost of total deposits was 10 basis points for the fourth quarter of 2021 compared to 22 basis points for the same period a year ago, a result of repricing strategies in response to the low interest rate environment.
▪The cost of borrowings was 3.69% for the fourth quarter of 2021 compared to 3.35% for the same period a year ago. The increase was mainly due to the change in composition of our borrowings, with average borrowings of $549.4 million in the current quarter being comprised of $57.0 million in short-term borrowings and $492.4 million in higher coupon longer term borrowings, while for the prior year quarter short-term borrowings represented a larger portion of the overall composition of total borrowings.
▪The total cost of interest bearing liabilities was 25 basis points for the fourth quarter of 2021 compared to 43 basis points for the same period a year ago. The decline was due to both changes in market rates of interest and changes in funding mix.
▪Average deposits and mortgage escrow of $23.6 billion decreased $267.9 million during the fourth quarter of 2021 compared to the same period a year ago. This was mainly due to a $881.5 million decrease in certificate accounts, which were allowed to mature without renewal.
Fourth quarter 2021 compared with third quarter 2021
Net interest income increased $3.5 million for the quarter ended December 31, 2021 compared to the linked quarter, mainly due to the impact of higher prepayment fees on certain commercial real estate and multi-family loans. Other key components of the changes in net interest income were the following:
▪The average balance of commercial loans increased $278.9 million, mainly due to an increase of $352.7 million in traditional C&I and an increase of $170.5 million in public sector finance loans. These increases were partially offset by payoffs from mortgage warehouse and equipment finance loans.
▪The tax equivalent net interest margin was 3.32% compared to 3.35% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.23% compared to 3.25%, which was mainly due to elevated cash levels in the fourth quarter.
▪The yield on loans was 3.80% compared to 3.79% for the linked quarter. The increase was mainly due to higher prepayment fees from commercial real estate and multi-family loans.
▪The tax equivalent yield on interest earning assets was 3.49% compared to 3.52% in the linked quarter, the decline was primarily as a result of the factors discussed above.
▪The tax equivalent yield on investment securities was 2.74% compared to 2.77% for the linked quarter. The decline in yield was mainly due to the deployment of excess cash into US Treasury securities.
▪The total cost of borrowings was at 3.69% compared to 3.87% for the linked quarter. The decline was due to an increase in short-term lower cost borrowings in the fourth quarter relative to the third quarter.
▪Average deposits and mortgage escrow increased by $429.9 million and average borrowings increased by $27.1 million relative to the linked quarter.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	December 31, 2020	September 30, 2021	December 31, 2021	Y-o-Y	Linked Qtr
Deposit fees and service charges	$5,975	$7,007	$8,753	46.5%	24.9%
Accounts receivable management / factoring commissions and other related fees	6,498	5,937	6,556	0.9%	10.4%
Bank owned life insurance (“BOLI”)	4,961	5,009	5,033	1.5%	0.5%
Loan commissions and fees	13,220	8,620	9,282	(29.8)%	7.7%
Investment management fees	1,700	1,819	1,770	4.1%	(2.7)%
Net (loss) gain on sale of securities	(111)	1,656	—	(100.0)%	NM
Net gain on security calls	—	85	587	NM	NM
Other	1,678	2,414	8,937	432.6%	270.2%
Total non-interest income	33,921	32,547	40,918	20.6%	25.7%
Net (loss) gain on sale of securities	(111)	1,656	—	(100.0)%	NM
Adjusted non-interest income	$34,032	$30,891	$40,918	20.2%	32.5%

Fourth quarter 2021 compared with fourth quarter 2020

Adjusted non-interest income increased $6.9 million in the fourth quarter of 2021, compared to the same quarter last year. The increase was mainly due to an increase in other income of $6.4 million which included gains on equity investments and revenues related to credit and debit card transaction activity. Deposit fees and service charges increased between the periods as client transaction volumes continued to recover. In the fourth quarter of 2020, we realized a gain on the sale of Paycheck Protection Program loans of $3.7 million, which was the main cause of the decline in loan commissions and fees between the periods. In the fourth quarter of 2020, we realized a loss of $111 thousand on the sale of available for sale securities compared to $0 in the fourth quarter of 2021.
Fourth quarter 2021 compared with third quarter 2021
Adjusted non-interest income increased approximately $10.0 million relative to the linked quarter to $40.9 million, primarily as a result of the factors discussed above. In addition, accounts receivable management and factoring commissions are generally highest in the fourth quarter and our syndications business and transaction fees also increased due to increased transactional activity versus the linked quarter.

In the fourth quarter of 2021, we realized a gain of $0 on sale of available for securities compared to $1.7 million in the linked quarter.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	December 31, 2020	September 30, 2021	December 31, 2021	Y-o-Y	Linked Qtr
Compensation and benefits	$56,563	$57,178	$59,641	5.4%	4.3%
Stock-based compensation plans	5,222	6,648	8,861	69.7	33.3
Occupancy and office operations	14,742	13,967	13,980	(5.2)	0.1
Information technology	9,559	10,214	11,516	20.5	12.7
Professional fees	7,343	7,251	6,687	(8.9)	(7.8)
Amortization of intangible assets	4,200	3,776	3,776	(10.1)	—
FDIC insurance and regulatory assessments	2,865	2,844	2,579	(10.0)	(9.3)
Other real estate owned (“OREO”), net	283	1	(7)	NM	NM
Merger-related expenses	—	4,581	7,688	NM	67.8
Impairment related to financial centers and real estate consolidation strategy	13,311	118	2,571	NM	2,078.8
Loss on extinguishment of borrowings	2,749	—	—	(100.0)	NM
Other expenses	16,636	18,390	14,797	(11.1)	(19.5)
Total non-interest expense	$133,473	$124,968	$132,089	(1.0)	5.7
Full time equivalent employees (“FTEs”) at period end	1,460	1,460	1,439	(1.4)	(1.4)
Financial centers at period end	76	72	72	(5.3)	—
Operating efficiency ratio, as reported[7]	52.1%	50.7%	51.1%	(100)	40
Operating efficiency ratio, as adjusted[7]	43.0	45.4	44.6	160	(80)
7. See a reconciliation of non-GAAP financial measures beginning on page 19.
Fourth quarter 2021 compared with fourth quarter 2020
Total non-interest expense decreased $1.4 million relative to the fourth quarter of 2020. Key components of the change in non-interest expense between the periods include the following:
▪Compensation and benefits increased $3.1 million mainly due to an increase in the incentive compensation accrual compared to the prior year period, in line with improved performance.
▪Stock-based compensation plans expense increased mainly due to the accelerated vesting in the fourth quarter of 2021 of performance awards granted in 2019. In line with performance measurement criteria under the plan, the awards vested above target, resulting in $2.5 million in incremental expense recorded in the period.
▪Occupancy and office operations expense decreased $762 thousand, mainly due to continued consolidation of financial centers and other back-office locations.
▪Information technology expense increased $2.0 million mainly due to the amortization of investments related to various back-office automation and digital banking initiatives.
▪Professional fees decreased $656 thousand mainly due to a decline in consulting fees incurred in connection with certain infrastructure related projects.
▪Merger-related expenses of $7.7 million were incurred in connection with our pending merger with Webster, and included compensation costs, including fees for integration efforts and personnel retention awards and professional fees incurred.
▪In the fourth quarter of 2020, impairment related to financial centers and real estate consolidation represents loss on sale of financial centers and other locations and early termination payments on leased locations. In the fourth quarter of 2021, impairments were related mainly to the write-off of fixed assets for back office locations.
▪Other expenses in the fourth quarter of 2021decreased $1.8 million mainly due to lower residential mortgage loan servicing fees, as we sold the majority of our mortgage servicing asset earlier in the year, and a decline in depreciation expense on operating leases.
▪Loss on extinguishment of borrowings in the fourth quarter of 2020 was incurred in connection with the repayment of $250.0 million of FHLB advances and $30.0 million of subordinated notes - Bank.

Fourth quarter 2021 compared with third quarter 2021
Total non-interest expense increased $7.1 million to $132.1 million versus the linked quarter and included merger-related expenses and an impairment charge to write-off fixed assets that are no longer in use. Other key components of the change in non-interest expense include the following:
▪Compensation and benefits increased $2.5 million to $59.6 million in the fourth quarter of 2021. The increase was mainly due to an increase in our incentive compensation accrual.
▪Stock-based compensation expenses increased $2.2 million, which was mainly related to the vesting of 2019 performance awards.
▪Other expenses declined $3.6 million versus the linked quarter. In the third quarter of 2021, we recorded an accrual for legal settlements of $2.0 million, which did not recur in the fourth quarter. The balance of the decline was mainly due to the reasons discussed above.
Taxes
We recorded income tax expense of $35.0 million in the fourth quarter of 2021, compared to income tax expense of $25.7 million in the linked quarter, and $18.6 million in the prior year quarter. For the three months ended December 31, 2021, we recorded income tax expense at an estimated effective income tax rate of 23.9% compared to 21.2% for the three months ended September 30, 2021. Our estimated effective income tax rate for 2021 was to 21.1% an increase from 20.0% that we used at September 30, 2021.

Key Balance Sheet Highlights as of December 31, 2021

($ in thousands)	As of			Change % / bps
	December 31, 2020	September 30, 2021	December 31, 2021	Y-o-Y	Linked Qtr
Total assets	$29,820,138	$30,028,425	$29,659,471	(0.5)%	(1.2)%
Total portfolio loans, gross	21,848,409	21,276,549	21,356,956	(2.2)	0.4
Commercial & industrial (“C&I”) loans	9,160,268	8,794,329	8,836,087	(3.5)	0.5
Commercial real estate loans (including multi-family)	10,238,650	10,238,337	10,313,499	0.7	0.7
Acquisition, development and construction (“ADC”) loans	642,943	694,443	704,670	9.6	1.5
Total commercial loans	20,041,861	19,727,109	19,854,256	(0.9)	0.6
Residential mortgage loans	1,616,641	1,395,248	1,357,622	(16.0)	(2.7)
Loan portfolio composition:
Commercial & industrial (“C&I”) loans	41.9%	41.3%	41.4%	(50)	10
Commercial real estate loans (including multi-family)	46.9	48.1	48.3	140	20
Acquisition, development and construction (“ADC”) loans	2.9	3.3	3.3	40	—
Residential and consumer	8.3	7.3	7.1	(120)	(20)
BOLI	$629,576	$640,294	$644,007	2.3	0.6
Core deposits[9]	21,482,525	23,392,701	22,809,171	6.2	(2.5)
Total deposits	23,119,522	23,936,023	22,814,875	(1.3)	(4.7)
Municipal deposits (included in core deposits)	1,648,945	2,443,905	1,931,738	17.1	(21.0)
Investment securities, net	4,039,456	4,283,969	4,434,604	9.8	3.5
Investment securities, net to earning assets	15.4%	16.5%	17.0%	160	50
Total borrowings	$1,321,714	$523,406	$1,212,553	(8.3)	131.7
Loans to deposits	94.5%	88.9%	93.6%	(90)	470
Core deposits[9] to total deposits	92.9	97.7	100.0	710	230
9 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposit accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.

Highlights related to balance sheet items as of December 31, 2021 included the following:
▪C&I loans and commercial real estate loans represented 89.7% of our loan portfolio as of December 31, 2021 compared to 88.8% a year ago. C&I loans include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans.
▪In the fourth quarter of 2021, we sold $76.5 million of commercial real estate loans that were rated special mention and substandard. Related to the sale, we recorded a charge-off of $7.3 million against the allowance for credit losses - loans to reduce the carrying value of those loans to fair value.
▪Commercial loans increased $127.1 million in the fourth quarter versus the linked quarter, which was mainly due to growth of $218.1 million in traditional C&I loans and $164.3 million in public sector finance loans.
▪Residential mortgage loans were $1.4 billion as of December 31, 2021, a decrease of $37.6 million from the linked quarter, which was due to repayments and the sale of approximately $29.0 million of loans many of which were modified during the pandemic. We recorded a charge-off of $3.4 million against the allowance for credit losses - loans to reduce the carrying value of those loans to fair value. Residential mortgage loans declined $259.0 million from the same period a year ago. The decline was mainly due to repayments.
▪Total deposits as of December 31, 2021 were $22.8 billion, a decrease of $1.1 billion, compared to September 30, 2021 and a decline of $304.6 million compared to December 31, 2020. A significant driver of the decrease versus the linked quarter was the non-renewal of $537.6 million of wholesale and brokered deposits. In addition, seasonal outflows of municipal deposits were $512.2 million. In the year over year period, the non-renewal of wholesale and brokered deposits was $1.6 billion.
▪Core deposits as of December 31, 2021 were $22.8 billion, a decrease of $583.5 million compared to September 30, 2021, and an increase of $1.3 billion compared to December 31, 2020. In the fourth quarter, the decline in core deposits was due to outflows of municipal deposits. The growth in core deposits on an annual basis was a result both of our successful deposit gathering strategies, including approximately $300 million in incremental banking as a service and digital deposits, as well as the increase in liquidity in the banking system overall, from government stimulus and other measures implemented in response to the economic downturn.
▪Certificate of deposit accounts declined $84.7 million as higher costing balances matured and were not renewed. Compared to December 31, 2020, certificate of deposit accounts declined $614.1 million.
▪Municipal deposits as of December 31, 2021 were $1.9 billion, a decrease of $512.2 million relative to September 30, 2021. Municipal deposits generally reach their peak at the end of the third quarter due to seasonal tax collections by local municipalities.
▪Investment securities, net, increased by $150.6 million from September 30, 2021 and increased $395.1 million from December 31, 2020, representing 17.0% of earning assets as of December 31, 2021. In the fourth quarter of 2021, the increase in investment securities was mainly due to purchases of US Treasury, MBS and corporate securities in order to deploy excess cash balances held at the Federal Reserve Bank.
▪Total borrowings as of December 31, 2021 were $1.2 billion, an increase of $689.1 million relative to September 30, 2021, and a decrease of $109.2 million relative to December 31, 2020. As compared to 2020, the decline was mainly a result of the repayment of FHLB borrowings and the subordinated notes - Bank earlier in 2021. The increase in the linked quarter was mainly due to loan growth and deposit outflows.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	December 31, 2020	September 30, 2021	December 31, 2021	Y-o-Y	Linked Qtr
Provision for credit losses - loans	$27,500	$—	$(20,000)	(172.7)%	NM
Net charge-offs	27,343	4,958	11,683	(57.3)	135.6
ACL - loans	326,100	309,915	278,232	(14.7)	(10.2)
Loans 30 to 89 days past due, accruing	72,912	68,719	46,402	(36.4)	(32.5)
Non-performing loans	167,059	205,453	156,878	(6.1)	(23.6)
Annualized net charge-offs to average loans	0.50%	0.10%	0.22%	(28)	12
Special mention loans	$461,458	$351,692	$343,200	(25.6)	(2.4)
Substandard loans	528,760	621,901	524,316	(0.8)	(15.7)
Total criticized and classified loans	990,522	977,946	871,722	(12.0)	(10.9)
ACL - loans to total loans	1.49%	1.46%	1.30%	(19)	(16)
ACL - loans to non-performing loans	195.2	150.8	177.4	(1,780)	2,660

For the three months ended December 31, 2021, we recorded a release of provision for credit losses - loans of $20.0 million. The release was based on improvements in non-performing loans, special mention loans and substandard loans as well as in macro-economic factors and outlook which, together, resulted in a lower modeled loss reserve requirement. The provision for credit losses - loans is based on our reasonable and supportable forecasts of expected future losses inherent in our portfolio.
Net charge-offs were $11.7 million in the fourth quarter of 2021, which included $7.3 million of charge-offs related to the sale of $76.5 million of commercial loans that were rated substandard and special mention.
Non-performing loans decreased by $48.6 million to $156.9 million at December 31, 2021 compared to the linked quarter. The decrease was mainly due to the sale of non-performing loans. Loans 30 to 89 days past due were $46.4 million, a decrease of $22.3 million from the linked quarter. The decrease was mainly due to loans that became current during the fourth quarter.
Total criticized and classified loans were $871.7 million representing a decrease of $106.2 million relative to the linked quarter.
Special mention loans decreased by $8.5 million from the linked quarter. This was mainly due to loans that were upgraded to pass grade or repayments.
Substandard loans decreased $97.6 million versus the linked quarter. In the fourth quarter, we sold substandard loans with an unpaid principal balance of $54.5 million. The balance of the decrease was largely due to repayments.
For additional information on our credit quality metrics including delinquency, criticized and classified, see page 17, “Asset Quality Information by Portfolio”.
Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	December 31, 2020	September 30, 2021	December 31, 2021	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,590,514	$4,797,629	$4,880,149	6.3%	1.7%
Preferred stock	136,689	135,986	135,745	(0.7)	(0.2)
Goodwill and other intangible assets	1,777,046	1,765,718	1,761,942	(0.8)	(0.2)
Tangible common stockholders’ equity [10]	$2,676,779	$2,895,925	$2,982,462	11.4	3.0
Common shares outstanding	192,923,371	192,681,503	192,435,253	(0.3)	(0.1)
Book value per common share	$23.09	$24.19	$24.65	6.8	1.9
Tangible book value per common share [10]	13.87	15.03	15.50	11.8	3.1
Tangible common equity as a % of tangible assets [10]	9.55%	10.25%	10.69%	114	44
Est. Tier 1 leverage ratio - Company	10.14	11.35	11.42	128	7
Est. Tier 1 leverage ratio - Company fully implemented	9.80	10.99	11.10	130	11
Est. Tier 1 leverage ratio - Bank	11.33	12.60	12.75	142	15
Est. Tier 1 leverage ratio - Bank fully implemented	11.01	12.25	12.44	143	19

[10] See a reconciliation of non-GAAP financial measures beginning on page 19.
Total stockholders’ equity increased $82.5 million to $4.9 billion versus the linked quarter, as a result of net income of $111.6 million, stock-based compensation of $8.9 million, partially offset by common dividends of $13.9 million, other comprehensive loss of $16.1 million, preferred dividends of $2.2 million and other stock activity net of stock option exercises of $5.7 million.

We elected to rely on the five-year transition for our adoption of Current Expected Credit Loss (“CECL”), which allows us to delay for two years the full impact on regulatory capital of our adoption of this accounting standard, followed by a three-year transition period. The December 31, 2021 fully implemented data reflects the full impact of CECL and excludes the benefits of phase-ins.

Tangible book value per common share was $15.50 at December 31, 2021, which represented an increase of 11.8% compared to a year ago.

Conference Call Information
Sterling Bancorp will not host a teleconference or webcast due to the anticipated merger closing with Webster on February 1, 2022.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the Company and the benefits of the proposed transaction between Webster and the Company, the plans, objectives, expectations and intentions of Webster and the Company, the expected timing of completion of the transaction, and other statements that are not historical fact. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Webster and the Company; the outcome of any legal proceedings that may be instituted against Webster or the Company; delays in completing the transaction; the failure to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Webster and the Company do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Webster and the Company successfully; the dilution caused by Webster’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Webster and the Company. Additional factors that could cause results to differ materially from those described above can be found in Webster’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission (the “SEC”) and available on Webster’s investor relations website, https://webster.gcs-web.com/, under the heading “Financials” and in other documents Webster files with the SEC, and in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on the Company's investor relations website, https://sterlingbank.gcs-web.com/investor-relations, under the heading "Financials" and in other documents the Company files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Webster nor the Company assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Financial information contained in this release should be considered to be an estimate. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management after the date of this release be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	December 31, 2020	September 30, 2021	December 31, 2021
Assets:
Cash and cash equivalents	$305,002	$929,320	$308,013
Investment securities, net	4,039,456	4,283,969	4,434,604
Loans held for sale	11,749	—	6,924
Portfolio loans:
Commercial and industrial (“C&I”)	9,160,268	8,794,329	8,836,087
Commercial real estate (including multi-family)	10,238,650	10,238,337	10,313,499
Acquisition, development and construction (“ADC”) loans	642,943	694,443	704,670
Residential mortgage	1,616,641	1,395,248	1,357,622
Consumer	189,907	154,192	145,078
Total portfolio loans, gross	21,848,409	21,276,549	21,356,956
ACL - loans	(326,100)	(309,915)	(278,232)
Total portfolio loans, net	21,522,309	20,966,634	21,078,724
FHLB and Federal Reserve Bank Stock, at cost	166,190	151,004	175,008
Accrued interest receivable	97,505	99,450	95,152
Premises and equipment, net	202,555	202,519	197,216
Goodwill	1,683,482	1,683,482	1,683,482
Other intangibles	93,564	82,236	78,460
BOLI	629,576	640,294	644,007
Other real estate owned	5,347	816	197
Other assets	1,063,403	988,701	957,684
Total assets	$29,820,138	$30,028,425	$29,659,471
Liabilities:
Deposits	$23,119,522	$23,936,023	$22,814,875
FHLB borrowings	382,000	—	542,000
Federal Funds Purchased	277,000	—	150,000
Other borrowings	27,101	31,023	28,008
Subordinated notes - Company	491,910	492,383	492,545
Subordinated notes - Bank	143,703	—	—
Mortgage escrow funds	59,686	79,221	58,438
Other liabilities	728,702	692,146	693,456
Total liabilities	25,229,624	25,230,796	24,779,322
Stockholders’ equity:
Preferred stock	136,689	135,986	135,745
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,761,993	3,760,279	3,767,532
Treasury stock	(686,911)	(697,433)	(704,452)
Retained earnings	1,291,628	1,539,354	1,638,011
Accumulated other comprehensive income	84,816	57,144	41,014
Total stockholders’ equity	4,590,514	4,797,629	4,880,149
Total liabilities and stockholders’ equity	$29,820,138	$30,028,425	$29,659,471

Shares of common stock outstanding at period end	192,923,371	192,681,503	192,435,253
Book value per common share	$23.09	$24.19	$24.65
Tangible book value per common share[1]	13.87	15.03	15.50
[1] See reconciliation of non-GAAP financial measures beginning on page 19.

.
Sterling Bancorp and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Year Ended
	December 31, 2020	September 30, 2021	December 31, 2021	December 31, 2020	December 31, 2021
Interest and dividend income:
Loans and loan fees	$214,522	$197,157	$200,463	$882,874	$805,160
Securities taxable	15,679	15,433	15,547	73,786	62,081
Securities non-taxable	11,839	11,607	11,535	49,924	46,598
Other earning assets	570	892	1,127	7,437	4,079
Total interest and dividend income	242,610	225,089	228,672	1,014,021	917,918
Interest expense:
Deposits	13,417	6,161	6,207	105,559	27,934
Borrowings	7,167	5,091	5,111	43,541	22,352
Total interest expense	20,584	11,252	11,318	149,100	50,286
Net interest income	222,026	213,837	217,354	864,921	867,632
Provision for credit losses - loans	27,500	—	(20,000)	251,683	(4,000)
Provision for credit losses - held to maturity securities	—	—	(399)	703	(1,149)
Net interest income after provision for credit losses	194,526	213,837	237,753	612,535	872,781
Non-interest income:
Deposit fees and service charges	5,975	7,007	8,753	23,903	29,419
Accounts receivable management / factoring commissions and other related fees	6,498	5,937	6,556	21,847	23,410
BOLI	4,961	5,009	5,033	20,292	19,978
Loan commissions and fees	13,220	8,620	9,282	39,537	37,141
Investment management fees	1,700	1,819	1,770	6,660	7,459
Net (loss) gain on sale of securities	(111)	1,656	—	9,428	2,361
Net gain on security calls	—	85	587	4,880	606
Other	1,678	2,414	8,937	9,015	15,661
Total non-interest income	33,921	32,547	40,918	135,562	136,035
Non-interest expense:
Compensation and benefits	56,563	57,178	59,641	222,067	231,859
Stock-based compensation plans	5,222	6,648	8,861	23,010	28,907
Occupancy and office operations	14,742	13,967	13,980	59,358	56,337
Information technology	9,559	10,214	11,516	33,311	40,717
Professional fees	7,343	7,251	6,687	24,893	28,576
Amortization of intangible assets	4,200	3,776	3,776	16,800	15,104
FDIC insurance and regulatory assessments	2,865	2,844	2,579	13,041	10,997
Other real estate owned, net	283	1	(7)	1,719	(146)
Merger-related expenses	—	4,581	7,688	—	14,750
Impairment related to financial centers and real estate consolidation strategy	13,311	118	2,571	13,311	3,797
Loss on extinguishment of borrowings	2,749	—	—	19,462	1,243
Other	16,636	18,390	14,797	65,457	63,710
Total non-interest expense	133,473	124,968	132,089	492,429	495,851
Income before income tax expense	94,974	121,416	146,582	255,668	512,965
Income tax expense	18,551	25,745	35,005	29,899	108,228
Net income	76,423	95,671	111,577	225,769	404,737
Preferred stock dividend	1,966	1,956	1,952	7,883	7,830
Net income available to common stockholders	$74,457	$93,715	$109,625	$217,886	$396,907
Weighted average common shares:
Basic	193,036,678	191,508,071	191,548,887	194,084,358	191,591,952
Diluted	193,530,930	192,340,487	191,942,078	194,393,343	191,955,440
Earnings per common share:
Basic earnings per share	$0.39	$0.49	$0.57	$1.12	$2.07
Diluted earnings per share	0.38	0.49	0.57	1.12	2.07
Dividends declared per share	0.07	0.07	0.07	0.28	0.28

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Total assets	$29,820,138	$29,914,282	$29,143,918	$30,028,425	$29,659,471
Tangible assets [1]	28,043,092	28,141,012	27,374,424	28,262,707	27,897,529
Securities available for sale	2,298,618	2,524,671	2,671,000	2,614,822	2,795,718
Securities held to maturity, net	1,740,838	1,716,786	1,695,470	1,669,147	1,638,886
Loans held for sale[2]	11,749	36,237	19,088	—	6,924
Portfolio loans	21,848,409	21,151,973	20,724,097	21,276,549	21,356,956
Goodwill	1,683,482	1,683,482	1,683,482	1,683,482	1,683,482
Other intangibles	93,564	89,788	86,012	82,236	78,460
Deposits	23,119,522	23,841,718	23,146,711	23,936,023	22,814,875
Municipal deposits (included above)	1,648,945	2,047,349	1,844,719	2,443,905	1,931,738
Borrowings	1,321,714	667,499	518,021	523,406	1,212,553
Stockholders’ equity	4,590,514	4,620,164	4,722,856	4,797,629	4,880,149
Tangible common equity [1]	2,676,779	2,710,436	2,817,138	2,895,925	2,982,462
Quarterly Average Balances
Total assets	30,024,165	29,582,605	29,390,977	29,147,332	29,728,436
Tangible assets [1]	28,244,364	27,806,859	27,619,006	27,379,123	27,964,017
Loans, gross:
Commercial real estate (includes multi-family)	10,191,707	10,283,292	10,331,355	10,121,953	10,178,840
ADC	685,368	624,259	645,094	711,020	718,423
C&I:
Traditional C&I (includes PPP loans)	3,155,851	2,917,721	2,918,285	3,041,352	3,394,023
Asset-based lending[3]	876,377	751,861	713,428	686,904	711,706
Payroll finance[3]	162,762	146,839	151,333	158,335	168,574
Warehouse lending[3]	1,637,507	1,546,947	1,203,374	1,105,046	863,782
Factored receivables[3]	214,021	224,845	215,590	216,964	232,454
Equipment financing[3]	1,535,582	1,474,993	1,412,812	1,313,667	1,195,787
Public sector finance[3]	1,532,899	1,583,066	1,654,370	1,738,537	1,909,050
Total C&I	9,114,999	8,646,272	8,269,192	8,260,805	8,475,376
Residential mortgage	1,691,567	1,558,266	1,427,055	1,374,398	1,388,937
Consumer	195,870	182,461	170,965	160,962	150,976
Loans, total[4]	21,879,511	21,294,550	20,843,661	20,629,138	20,912,552
Securities (taxable)	2,191,333	2,103,768	2,378,213	2,393,325	2,449,849
Securities (non-taxable)	1,964,451	1,951,210	1,943,913	1,926,918	1,913,297
Other interest earning assets	487,696	800,204	803,148	755,626	1,063,099
Total interest earning assets	26,522,991	26,149,732	25,968,935	25,705,007	26,338,797
Deposits:
Non-interest bearing demand	5,530,334	5,521,538	5,747,679	6,001,982	6,380,827
Interest bearing demand	4,870,544	4,981,415	4,964,386	4,686,129	4,845,523
Savings (including mortgage escrow funds)	2,712,041	2,717,622	2,777,651	2,721,327	2,716,053
Money market	8,577,920	8,382,533	8,508,735	8,369,994	8,362,021
Certificates of deposit	2,158,348	1,943,820	1,518,224	1,372,012	1,276,876
Total deposits and mortgage escrow	23,849,187	23,546,928	23,516,675	23,151,444	23,581,300
Borrowings	852,057	721,642	527,272	522,332	549,408
Stockholders’ equity	4,591,770	4,616,660	4,670,718	4,768,712	4,835,709
Tangible common stockholders’ equity [1]	2,675,055	2,704,227	2,762,292	2,864,282	2,935,307

[1] See a reconciliation of non-GAAP financial measures beginning on page 19.
[2] Loans held for sale mainly includes commercial syndication loans.
[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for credit losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Basic earnings per share	$0.39	$0.51	$0.50	$0.49	$0.57
Diluted earnings per share	0.38	0.50	0.50	0.49	0.57
Adjusted diluted earnings per share, non-GAAP [1]	0.49	0.51	0.52	0.52	0.64
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	23.09	23.28	23.80	24.19	24.65
Tangible book value per common share[1]	13.87	14.08	14.62	15.03	15.50
Shares of common stock o/s	192,923,371	192,567,901	192,715,433	192,681,503	192,435,253
Basic weighted average common shares o/s	193,036,678	191,890,512	191,436,885	191,508,071	191,548,887
Diluted weighted average common shares o/s	193,530,930	192,621,907	192,292,989	192,340,487	191,942,078
Performance Ratios (annualized)
Return on average assets	0.99%	1.33%	1.32%	1.28%	1.46%
Return on average equity	6.45	8.54	8.28	7.80	8.99
Return on average tangible assets	1.05	1.42	1.40	1.36	1.56
Return on average tangible common equity	11.07	14.58	13.99	12.98	14.82
Return on average tangible assets, adjusted [1]	1.33	1.42	1.46	1.44	1.73
Return on avg. tangible common equity, adjusted [1]	14.03	14.64	14.58	13.79	16.48
Operating efficiency ratio, as adjusted [1]	43.0	44.3	44.1	45.4	44.6
Analysis of Net Interest Income
Accretion income on acquired loans	$8,560	$8,272	$7,812	$6,197	$5,769
Yield on loans	3.90%	3.92%	3.88%	3.79%	3.80%
Yield on investment securities - tax equivalent [2]	2.94	3.02	2.84	2.77	2.74
Yield on interest earning assets - tax equivalent [2]	3.69	3.68	3.61	3.52	3.49
Cost of interest bearing deposits	0.29	0.20	0.15	0.14	0.14
Cost of total deposits	0.22	0.15	0.11	0.11	0.10
Cost of borrowings	3.35	3.97	3.87	3.87	3.69
Cost of interest bearing liabilities	0.43	0.34	0.26	0.25	0.25
Net interest rate spread - tax equivalent basis [2]	3.26	3.34	3.35	3.27	3.24
Net interest margin - GAAP basis	3.33	3.38	3.38	3.30	3.27
Net interest margin - tax equivalent basis [2]	3.38	3.43	3.42	3.35	3.32
Capital
Tier 1 leverage ratio - Company [3]	10.14%	10.50%	10.91%	11.35%	11.42%
Tier 1 leverage ratio - Bank only [3]	11.33	11.76	12.10	12.60	12.75
Tier 1 risk-based capital ratio - Bank only [3]	13.38	14.04	14.44	14.52	15.00
Total risk-based capital ratio - Bank only [3]	14.73	15.42	15.22	15.26	15.65
Tangible common equity - Company [1]	9.55	9.63	10.29	10.25	10.69
Condensed Five Quarter Income Statement
Interest and dividend income	$242,610	$233,847	$230,310	$225,089	$228,672
Interest expense	20,584	15,933	11,783	11,252	11,318
Net interest income	222,026	217,914	218,527	213,837	217,354
Provision for credit losses	27,500	10,000	5,250	—	(20,399)
Net interest income after provision for credit losses	194,526	207,914	213,277	213,837	237,753
Non-interest income	33,921	32,356	30,214	32,547	40,918
Non-interest expense	133,473	118,165	120,629	124,968	132,089
Income before income tax expense	94,974	122,105	122,862	121,416	146,582
Income tax expense	18,551	22,955	24,523	25,745	35,005
Net income	$76,423	$99,150	$98,339	$95,671	$111,577

[1] See a reconciliation of non-GAAP financial measures beginning on page 19.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION BY PORTFOLIO
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Credit Losses Roll Forward	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Balance, beginning of period	$325,943	$326,100	$323,186	$314,873	$309,915
Provision for credit losses - loans	27,500	10,000	6,000	—	(20,000)
Loan charge-offs[1]:
Traditional C&I	(17,757)	(1,027)	(1,148)	(1,044)	(884)
Asset-based lending	—	—	—	(7)	(162)
Payroll finance	(730)	—	(86)	(8)	—
Factored receivables	(2,099)	(4)	(761)	—	(6)
Equipment financing	(3,445)	(2,408)	(3,004)	(968)	(873)
Commercial real estate	(3,266)	(2,933)	(7,375)	(1,036)	(7,563)
Multi-family	(430)	(3,230)	(4,982)	(418)	(1,861)
ADC	(307)	(5,000)	—	(2,500)	—
Residential mortgage	(23)	(267)	(237)	(13)	(3,352)
Consumer	(62)	(391)	(231)	(110)	(40)
Total charge-offs	(28,119)	(15,260)	(17,824)	(6,104)	(14,741)
Recoveries of loans previously charged-off[1]:
Traditional C&I	194	468	588	169	289
Asset-based lending	—	—	1,998	—	—
Payroll finance	38	2	4	3	3
Factored receivables	122	406	52	108	75
Equipment financing	217	854	719	525	1,713
Commercial real estate	174	487	97	265	571
Multi-family	—	—	15	—	332
Acquisition development & construction	—	—	—	—	—
Residential mortgage	1	37	—	1	—
Consumer	30	92	38	75	75
Total recoveries	776	2,346	3,511	1,146	3,058
Net loan charge-offs	(27,343)	(12,914)	(14,313)	(4,958)	(11,683)
Balance, end of period	$326,100	$323,186	$314,873	$309,915	$278,232
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$166,889	$168,555	$173,319	$202,082	$156,878
NPLs still accruing	170	2	—	3,371	—
Total NPLs	167,059	168,557	173,319	205,453	156,878
Other real estate owned	5,347	5,227	816	816	197
Non-performing assets (“NPAs”)	$172,406	$173,784	$174,135	$206,269	$157,075
Loans 30 to 89 days past due	$72,912	$42,165	$39,476	$68,719	$46,402
Net charge-offs as a % of average loans (annualized)	0.50%	0.25%	0.28%	0.10%	0.22%
NPLs as a % of total loans	0.76	0.80	0.84	0.97	0.73
NPAs as a % of total assets	0.58	0.58	0.60	0.69	0.53
ACL as a % of NPLs	195.2	191.7	181.7	150.8	177.4
ACL as a % of total loans	1.49	1.53	1.52	1.46	1.30
Special mention loans	$461,458	$494,452	$388,535	$351,692	$343,200
Substandard loans	528,760	590,109	611,805	621,901	524,316
Doubtful loans	304	295	4,600	4,353	4,206

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no asset-based lending recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION BY PORTFOLIO
(unaudited, in thousands, except share and per share data)

	At or for the three months ended December 31, 2021					CECL ACL
	Total loans	Crit/Class	30-89 Days Delinquent	NPLs	NCOs	ACL $	% of Portfolio
Traditional C&I	$3,560,460	$110,260	$3,494	$37,320	$(595)	$62,701	1.76%
Asset Based Lending	689,636	31,171	—	3,788	(162)	10,594	1.54
Payroll Finance	181,852	535	—	—	3	1,898	1.04
Mortgage Warehouse	1,052,378	—	—	—	—	929	0.09
Factored Receivables	222,246	—	—	—	69	3,071	1.38
Equipment Finance	1,139,283	64,756	21,375	19,666	840	23,658	2.08
Public Sector Finance	1,990,232	13,710	—	—	—	6,594	0.33
Commercial Real Estate	6,025,735	460,070	—	54,577	(6,992)	120,085	1.99
Multi-family	4,287,764	129,560	13,958	327	(1,529)	22,717	0.53
ADC	704,670	42,580	—	22,500	—	10,314	1.46
Total commercial loans	19,854,256	852,642	38,827	138,178	(8,366)	262,561	1.32
Residential	1,357,622	8,802	5,023	8,507	(3,352)	12,218	0.90
Consumer	145,078	10,278	2,552	10,193	35	3,453	2.38
Total portfolio loans	$21,356,956	$871,722	$46,402	$156,878	$(11,683)	$278,232	1.30

	At or for the three months ended September 30, 2021					CECL ACL
	Total loans	Crit/Class	30-89 Days Delinquent	NPLs	NCOs	ACL $	% of Portfolio
Traditional C&I	$3,342,356	$146,650	$1,127	$44,818	$(875)	$61,483	1.84%
Asset Based Lending	673,679	37,543	—	3,790	(7)	10,051	1.49
Payroll Finance	166,999	—	—	—	(5)	1,691	1.01
Mortgage Warehouse	1,301,639	—	—	—	—	1,150	0.09
Factored Receivables	228,834	—	—	—	108	3,145	1.37
Equipment Finance	1,254,846	55,164	41,046	21,478	(443)	25,474	2.03
Public Sector Finance	1,825,976	—	—	—	—	5,534	0.30
Commercial Real Estate	5,941,508	479,002	11,016	87,014	(771)	147,604	2.48
Multi-family	4,296,829	171,820	10,072	327	(418)	29,379	0.68
ADC	694,443	61,768	—	22,500	(2,500)	10,380	1.49
Total commercial loans	19,727,109	951,947	63,261	179,927	(4,911)	295,891	1.50
Residential	1,395,248	17,358	4,015	16,976	(12)	10,874	0.78
Consumer	154,192	8,641	1,443	8,550	(35)	3,150	2.04
Total portfolio loans	$21,276,549	$977,946	$68,719	$205,453	$(4,958)	$309,915	1.46

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2021			December 31, 2021
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$8,260,805	$76,340	3.67%	$8,475,376	$77,090	3.61%
Commercial real estate (includes multi-family)	10,121,953	100,038	3.92	10,178,840	101,940	3.97
ADC	711,020	7,798	4.35	718,423	7,850	4.34
Commercial loans	19,093,778	184,176	3.83	19,372,639	186,880	3.83
Consumer loans	160,962	1,752	4.32	150,976	1,427	3.75
Residential mortgage loans	1,374,398	11,229	3.27	1,388,937	12,156	3.50
Total gross loans [1]	20,629,138	197,157	3.79	20,912,552	200,463	3.80
Securities taxable	2,393,325	15,433	2.56	2,449,849	15,547	2.52
Securities non-taxable	1,926,918	14,692	3.05	1,913,297	14,601	3.05
Interest earning deposits	604,396	216	0.14	911,674	355	0.15
FHLB and Federal Reserve Bank Stock	151,230	676	1.77	151,425	772	2.02
Total securities and other earning assets	5,075,869	31,017	2.42	5,426,245	31,275	2.29
Total interest earning assets	25,705,007	228,174	3.52	26,338,797	231,738	3.49
Non-interest earning assets	3,442,325			3,389,639
Total assets	$29,147,332			$29,728,436
Interest bearing liabilities:
Demand and savings [2] deposits	$7,407,456	$1,794	0.10%	$7,561,576	$1,830	0.10%
Money market deposits	8,369,994	3,222	0.15	8,362,021	3,341	0.16
Certificates of deposit	1,372,012	1,145	0.33	1,276,876	1,036	0.32
Total interest bearing deposits	17,149,462	6,161	0.14	17,200,473	6,207	0.14
Other borrowings	30,057	7	0.09	56,969	29	0.20
Subordinated notes - Company	492,275	5,084	4.13	492,439	5,082	4.13
Total borrowings	522,332	5,091	3.87	549,408	5,111	3.69
Total interest bearing liabilities	17,671,794	11,252	0.25	17,749,881	11,318	0.25
Non-interest bearing deposits	6,001,982			6,380,827
Other non-interest bearing liabilities	704,844			762,019
Total liabilities	24,378,620			24,892,727
Stockholders’ equity	4,768,712			4,835,709
Total liabilities and stockholders’ equity	$29,147,332			$29,728,436
Net interest rate spread [3]			3.27%			3.24%
Net interest earning assets [4]	$8,033,213			$8,588,916
Net interest margin - tax equivalent		216,922	3.35%		220,420	3.32%
Less tax equivalent adjustment		(3,085)			(3,066)
Net interest income		213,837			217,354
Accretion income on acquired loans		6,197			5,769
Tax equivalent net interest margin excluding accretion income on acquired loans		$210,725	3.25%		$214,651	3.23%
Ratio of interest earning assets to interest bearing liabilities	145.5%			148.4%

1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2020			December 31, 2021
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$9,114,999	$83,429	3.64%	$8,475,376	$77,090	3.61%
Commercial real estate (includes multi-family)	10,191,707	105,193	4.11	10,178,840	101,940	3.97
ADC	685,368	6,500	3.77	718,423	7,850	4.34
Commercial loans	19,992,074	195,122	3.88	19,372,639	186,880	3.83
Consumer loans	195,870	2,028	4.12	150,976	1,427	3.75
Residential mortgage loans	1,691,567	17,372	4.11	1,388,937	12,156	3.50
Total gross loans [1]	21,879,511	214,522	3.90	20,912,552	200,463	3.80
Securities taxable	2,191,333	15,679	2.85	2,449,849	15,547	2.52
Securities non-taxable	1,964,451	14,985	3.05	1,913,297	14,601	3.05
Interest earning deposits	331,587	105	0.13	911,674	355	0.15
FHLB and Federal Reserve Bank stock	156,109	465	1.18	151,425	772	2.02
Total securities and other earning assets	4,643,480	31,234	2.68	5,426,245	31,275	2.29
Total interest earning assets	26,522,991	245,756	3.69	26,338,797	231,738	3.49
Non-interest earning assets	3,501,174			3,389,639
Total assets	$30,024,165			$29,728,436
Interest bearing liabilities:
Demand and savings [2] deposits	$7,582,585	$3,230	0.17%	$7,561,576	$1,830	0.10%
Money market deposits	8,577,920	6,065	0.28	8,362,021	3,341	0.16
Certificates of deposit	2,158,348	4,122	0.76	1,276,876	1,036	0.32
Total interest bearing deposits	18,318,853	13,417	0.29	17,200,473	6,207	0.14
Other borrowings	261,787	518	0.79	56,969	29	0.20
Subordinated notes - Bank	168,222	2,293	5.45	—	—	—
Subordinated notes - Company	422,048	4,356	4.13	492,439	5,082	4.13
Total borrowings	852,057	7,167	3.35	549,408	5,111	3.69
Total interest bearing liabilities	19,170,910	20,584	0.43	17,749,881	11,318	0.25
Non-interest bearing deposits	5,530,334			6,380,827
Other non-interest bearing liabilities	731,151			762,019
Total liabilities	25,432,395			24,892,727
Stockholders’ equity	4,591,770			4,835,709
Total liabilities and stockholders’ equity	$30,024,165			$29,728,436
Net interest rate spread [3]			3.26%			3.24%
Net interest earning assets [4]	$7,352,081			$8,588,916
Net interest margin - tax equivalent		225,172	3.38%		220,420	3.32%
Less tax equivalent adjustment		(3,146)			(3,066)
Net interest income		222,026			217,354
Accretion income on acquired loans		8,560			5,769
Tax equivalent net interest margin excluding accretion income on acquired loans		$216,612	3.25%		$214,651	3.23%
Ratio of interest earning assets to interest bearing liabilities	138.4%			148.4%

1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
Non-GAAP Financial Measures
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	As of and for the Quarter Ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021

The following table shows the reconciliation of pretax pre-provision net revenue to adjusted pretax pre-provision net revenue[1]:

Net interest income	$222,026	$217,914	$218,527	$213,837	$217,354
Non-interest income	33,921	32,356	30,214	32,547	40,918
Total net revenue	255,947	250,270	248,741	246,384	258,272
Non-interest expense	133,473	118,165	120,629	124,968	132,089
PPNR	122,474	132,105	128,112	121,416	126,183

Adjustments:
Accretion income	(8,560)	(8,272)	(7,812)	(6,197)	(5,769)
Net loss (gain) on sale of securities	111	(719)	—	(1,656)	—
Litigation accrual	—	—	—	2,000	—
Loss on sale of mortgage servicing rights	—	—	—	324	—
Loss on extinguishment of debt	2,749	—	1,243	—	—
Impairment related to financial centers and real estate consolidation strategy	13,311	633	475	118	2,571
Merger related expense	—	—	2,481	4,581	7,688
Amortization of non-compete agreements and acquired customer list intangible assets	172	148	148	148	148
Adjusted PPNR	$130,257	$123,895	$124,647	$120,734	$130,821

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	As of and for the Quarter Ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio2:

Total assets	$29,820,138	$29,914,282	$29,143,918	$30,028,425	$29,659,471
Goodwill and other intangibles	(1,777,046)	(1,773,270)	(1,769,494)	(1,765,718)	(1,761,942)
Tangible assets	28,043,092	28,141,012	27,374,424	28,262,707	27,897,529
Stockholders’ equity	4,590,514	4,620,164	4,722,856	4,797,629	4,880,149
Preferred stock	(136,689)	(136,458)	(136,224)	(135,986)	(135,745)
Goodwill and other intangibles	(1,777,046)	(1,773,270)	(1,769,494)	(1,765,718)	(1,761,942)
Tangible common stockholders’ equity	2,676,779	2,710,436	2,817,138	2,895,925	2,982,462
Common stock outstanding at period end	192,923,371	192,567,901	192,715,433	192,681,503	192,435,253
Common stockholders’ equity as a % of total assets	14.94%	14.99%	15.74%	15.52%	16.00%
Book value per common share	$23.09	$23.28	$23.80	$24.19	$24.65
Tangible common equity as a % of tangible assets	9.55%	9.63%	10.29%	10.25%	10.69%
Tangible book value per common share	$13.87	$14.08	$14.62	$15.03	$15.50

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:

Average stockholders’ equity	$4,591,770	$4,616,660	$4,670,718	$4,768,712	$4,835,709
Average preferred stock	(136,914)	(136,687)	(136,455)	(136,221)	(135,983)
Average goodwill and other intangibles	(1,779,801)	(1,775,746)	(1,771,971)	(1,768,209)	(1,764,419)
Average tangible common stockholders’ equity	2,675,055	2,704,227	2,762,292	2,864,282	2,935,307
Net income available to common	74,457	97,187	96,380	93,715	109,625
Net income, if annualized	296,209	394,147	386,579	371,804	434,925
Reported return on avg tangible common equity	11.07%	14.58%	13.99%	12.98%	14.82%
Adjusted net income (see reconciliation on page 21)	$94,323	$97,603	$100,444	$99,589	$121,912
Annualized adjusted net income	375,242	395,834	402,880	395,109	483,673
Adjusted return on average tangible common equity	14.03%	14.64%	14.58%	13.79%	16.48%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[4]:

Average assets	$30,024,165	$29,582,605	$29,390,977	$29,147,332	$29,728,436
Average goodwill and other intangibles	(1,779,801)	(1,775,746)	(1,771,971)	(1,768,209)	(1,764,419)
Average tangible assets	28,244,364	27,806,859	27,619,006	27,379,123	27,964,017
Net income available to common	74,457	97,187	96,380	93,715	109,625
Net income, if annualized	296,209	394,147	386,579	371,804	434,925
Reported return on average tangible assets	1.05%	1.42%	1.40%	1.36%	1.56%
Adjusted net income (see reconciliation on page 21)	$94,323	$97,603	$100,444	$99,589	$121,912
Annualized adjusted net income	375,242	395,834	402,880	395,109	483,673
Adjusted return on average tangible assets	1.33%	1.42%	1.46%	1.44%	1.73%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	As of and for the Quarter Ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:

Net interest income	$222,026	$217,914	$218,527	$213,837	$217,354
Non-interest income	33,921	32,356	30,214	32,547	40,918
Total revenue	255,947	250,270	248,741	246,384	258,272
Tax equivalent adjustment on securities	3,146	3,120	3,115	3,085	3,066
Net loss (gain) on sale of securities	111	(719)	—	(1,656)	—
Depreciation of operating leases	(3,130)	(3,124)	(2,917)	(2,846)	(2,771)
Adjusted total revenue	256,074	249,547	248,939	244,967	258,567
Non-interest expense	133,473	118,165	120,629	124,968	132,089
Merger related expense	—	—	(2,481)	(4,581)	(7,688)
Loss on sale of mortgage servicing rights	—	—	—	(324)	—
Accrual for legal settlements	—	—	—	(2,000)	—
Impairment related to financial centers and real estate consolidation strategy	(13,311)	(633)	(475)	(118)	(2,571)
Loss on extinguishment of borrowings	(2,749)	—	(1,243)	—	—
Depreciation of operating leases	(3,130)	(3,124)	(2,917)	(2,846)	(2,771)
Amortization of intangible assets	(4,200)	(3,776)	(3,776)	(3,776)	(3,776)
Adjusted non-interest expense	110,083	110,632	109,737	111,323	115,283
Reported operating efficiency ratio	52.1%	47.2%	48.5%	50.7%	51.1%
Adjusted operating efficiency ratio	43.0	44.3	44.1	45.4	44.6

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[6]:

Income before income tax expense	$94,974	$122,105	$122,862	$121,416	$146,582
Income tax expense	18,551	22,955	24,523	25,745	35,005
Net income (GAAP)	76,423	99,150	98,339	95,671	111,577
Adjustments:
Net loss (gain) on sale of securities	111	(719)	—	(1,656)	—
Loss on extinguishment of debt	2,749	—	1,243	—	—
Accrual for legal settlements	—	—	—	2,000	—
Loss on sale of mortgage servicing rights	—	—	—	324	—
Impairment related to financial centers and real estate consolidation strategy.	13,311	633	475	118	2,571
Merger related expenses	—	—	2,481	4,581	7,688
Amortization of non-compete agreements and acquired customer list intangible assets	172	148	148	148	148
Total pre-tax adjustments	16,343	62	4,347	5,515	10,407
Adjusted pre-tax income	111,317	122,167	127,209	126,931	156,989
Adjusted income tax expense	15,028	22,601	24,806	25,386	33,125
Adjusted net income (non-GAAP)	96,289	99,566	102,403	101,545	123,864
Preferred stock dividend	1,966	1,963	1,959	1,956	1,952
Adjusted net income available to common stockholders (non-GAAP)	$94,323	$97,603	$100,444	$99,589	$121,912

Weighted average diluted shares	193,530,930	192,621,907	192,292,989	192,340,487	191,942,078
Reported diluted EPS (GAAP)	$0.38	$0.50	$0.50	$0.49	$0.57
Adjusted diluted EPS (non-GAAP)	0.49	0.51	0.52	0.52	0.64

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	For the Year Ended December 31,
	2020	2021
The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share (non-GAAP)[6]:

Income before income tax expense	$255,668	$512,965
Income tax expense	29,899	108,228
Net income (GAAP)	225,769	404,737

Adjustments:
Net (gain) on sale of securities	(9,428)	(2,361)
Loss on extinguishment of borrowings	19,462	1,243
Accrual for legal settlements	—	2,000
Loss on sale of mortgage servicing rights	—	324
Impairment related to financial centers and real estate consolidation strategy	13,311	3,797
Merger-related expense	—	14,750
Amortization of non-compete agreements and acquired customer list intangible assets	686	592
Total pre-tax adjustments	24,031	20,345
Adjusted pre-tax income	279,699	533,310
Adjusted income tax expense	37,759	106,662
Adjusted net income (non-GAAP)	$241,940	$426,648
Preferred stock dividend	7,883	7,830
Adjusted net income available to common stockholders (non-GAAP)	$234,057	$418,818

Weighted average diluted shares	194,393,343	191,955,440
Diluted EPS as reported (GAAP)	$1.12	$2.07
Adjusted diluted EPS (non-GAAP)	1.20	2.18

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 24.
	For the Year Ended December 31,
	2020	2021
The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[3]:
Average stockholders’ equity	$4,523,468	$4,723,675
Average preferred stock	(137,247)	(136,334)
Average goodwill and other intangibles	(1,786,081)	(1,770,050)
Average tangible common stockholders’ equity	2,600,140	2,817,291
Net income available to common stockholders	$217,886	$396,907
Reported return on average tangible common equity	8.38%	14.09%
Adjusted net income available to common stockholders (see reconciliation on page 22)	$234,057	$418,818
Adjusted return on average tangible common equity	9.00%	14.87%
The following table shows the reconciliation of reported return on avg tangible assets and adjusted return on avg tangible assets[4]:
Average assets	$30,472,854	$29,461,874
Average goodwill and other intangibles	(1,786,081)	(1,770,050)
Average tangible assets	28,686,773	27,691,824
Net income available to common stockholders	217,886	396,907
Reported return on average tangible assets	0.76%	1.43%
Adjusted net income available to common stockholders (see reconciliation on page 22)	$234,057	$418,818
Adjusted return on average tangible assets	0.82%	1.51%
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[5]:
Net interest income	$864,921	$867,632
Non-interest income	135,562	136,035
Total revenues	1,000,483	1,003,667
Tax equivalent adjustment on securities	13,271	12,387
Net (gain) on sale of securities	(9,428)	(2,361)
Depreciation of operating leases	(12,888)	(11,660)
Adjusted total net revenue	991,438	1,002,033
Non-interest expense	492,429	495,851
Merger-related expense	—	(14,750)
Accrual for legal settlements	—	(2,000)
Loss on sale of mortgage servicing rights	—	(324)
Impairment related to financial centers and real estate consolidation strategy	(13,311)	(3,797)
Loss on extinguishment of borrowings	(19,462)	(1,243)
Depreciation of operating leases	(12,888)	(11,660)
Amortization of intangible assets	(16,800)	(15,104)
Adjusted non-interest expense	$429,968	$446,973
Reported operating efficiency ratio	49.2%	49.4%
Adjusted operating efficiency ratio	43.4%	44.6%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 PPNR is a non-GAAP financial measure calculated by summing our GAAP net interest income plus GAAP non-interest income minus our GAAP non-interest expense and eliminating provision for credit losses and income taxes. We believe the use of PPNR provides useful information to readers of our financial statements because it enables an assessment of our ability to generate earnings to cover credit losses through a credit cycle. Adjusted PPNR includes the adjustments we make for adjusted earnings and excludes accretion income. We believe adjusted PPNR supplements our PPNR calculation. We use this calculation to assess our performance in the current operating environment.

2 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

3 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

4 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

5 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

6 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.